Exhibit 1.01

ARISTA NETWORKS, INC.
CONFLICT MINERALS REPORT
(For the reporting period January 1, 2021 to December 31, 2021)

Introduction
This Conflict Minerals Report (this “Report”) of Arista Networks, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (collectively, the “Rule”) for the reporting period January 1, 2021 to December 31, 2021. Rule 13p-1 imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which the SEC has currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
    For purposes of this Report, references to “we,” “us,” “our,” “Arista,” “Arista Networks” or the “Company” refer to Arista Networks, Inc.

Overview
    Company Overview
    We are a leading supplier of cloud networking solutions that use software innovations to address the needs of large-scale internet companies, cloud service providers and next-generation enterprise. Our cloud networking solutions consist of our Extensible Operating System, or EOS, a set of network applications and our Ethernet switching and routing platforms.
    The Company’s products for the reporting period covered by this Form SD include all of our hardware products.
    The Company has adopted a Conflict Minerals Policy Statement (“Conflict Minerals Policy”), which is available on our website at https://www.arista.com/en/company/sustainability (see “Responsible Supply Chains”). The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD.
    Reasonable Country of Origin Inquiry (“RCOI”)
    The manufacture of our products is 100% outsourced and we procure our components and materials from suppliers worldwide. We have determined that during calendar year 2021, our products contained tantalum, tungsten, tin and gold (“3TG”) which are necessary to the functionality or production of our hardware products. In accordance with Rule 13p-1, we conducted a good faith RCOI inquiry to determine whether the necessary Conflict Minerals may have originated in the Covered Countries or come from recycled or scrap sources.
    We are a member of the Responsible Business Alliance (“RBA”) and the Responsible Minerals Initiative (“RMI”). As a member of the RMI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, we have access to RMI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.
    The main piece of our RCOI process includes conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI.
    Design of Conflict Minerals Program
    We designed our due diligence measures in conformance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).
Due Diligence Measures Performed
    The following describes the measures taken to reasonably determine the country of origin of Conflict Minerals and to exercise due diligence on our supply chain in conformance with the OECD Due Diligence Guidance.
    Step 1: Establish strong company management systems

A.We maintain a Conflict Minerals Policy, pursuant to which we are committed to the responsible sourcing of components that contain gold, tantalum, tungsten, and tin and are required to comply with the underlying SEC rules and regulations surrounding Conflict Minerals.
B.We have a team focused on data collection and meeting due diligence guidelines. The team meets regularly to discuss status, and how to ensure full participation from our suppliers.
C.We are members of the RBA and we expect our suppliers to abide with the RBA Code of Conduct, which includes a provision on Conflict Minerals.
D.We expect our suppliers to comply with Conflict Minerals requirements.
    Step 2: Identify and assess risk in the supply chain
A.Identified Direct Suppliers:
1.We identified suppliers through our product life cycle management system and focused on suppliers whose components were qualified for use in our products that were sold in 2021.
2.We then completed a first-pass analysis of suppliers that were in-scope and out of scope.
i.In-scope suppliers are suppliers that we purchased components/materials that may contain 3TG from in calendar year 2021.
ii.Out of scope suppliers are suppliers that provided us with components/materials that do not contain 3TG, or that we did not purchase components/materials from in calendar year 2021.
B.Conducted RCOI:
1.We utilized a third-party data collection partner to collect data from our in-scope suppliers on our behalf.
2.We used the industry standard CMRT to collect data from our suppliers, and if necessary, require our suppliers to collect data from their suppliers for the necessary Conflict Minerals information. We evaluated the information gathered from the CMRTs submitted by our suppliers to determine our reporting obligation based on this RCOI.
3.We received completed CMRTs from our in-scope suppliers through our data collection partner and used our suppliers’ CMRTs to identify smelters or refiners (“SORs”) as well as determine material country of origin.
C.Completed additional follow-up:
With the help of our data collection partner, we reviewed the CMRT submissions to validate for completeness and ensure consistency. Any inconsistencies were followed up to completion.
D.Identify smelters/processors:
We cross-checked information received from our suppliers against data made available by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI. When necessary, we engaged with component suppliers that referenced high-risk SORs to encourage such facilities to obtain a “conflict-free” designation from an independent, third-party audit program.
    Step 3: Design and implement a strategy to respond to identified risks
A.The CMRT is the main method we use to identify risks, and our internal process documentation lists the approach towards SOR validation, and what steps to take if other risks are identified in the SOR list.
B.At the end of each data collection process, we compare the list of SORs provided by all of our suppliers to the list provided by the RMI, which includes the names of SORs that are compliant (and third-party verified) with the RMAP protocols.
C.We performed regular follow-ups with suppliers that did not respond to our requests until data was provided.
D.Regular meetings were held with senior management to provide progress updates, request for help, and escalations.
    Step 4: Audit of SOR due diligence practices
Given that we do not source Conflict Minerals directly from smelters and refiners, we rely on third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.
Step 5: Report on supply chain due diligence
This Report and associated Form SD will be filed with the SEC and will be available on our Investor Relations website at https://investors.arista.com/Financial-Information (see “SEC Filings”).
Results of RCOI and Due Diligence

    We conducted due diligence processes on the SORs that the surveyed suppliers identified. The surveyed suppliers identified an aggregate of 333 operational SORs which may process the necessary Conflict Minerals contained in the components and/or materials that make up our products.
Smelters or Refiners
    Appendix A in this report lists all SORs provided to Arista Networks from surveyed in-scope suppliers. We have categorized SOR status as the following:

Status	Description
Compliant	SORs that have received a “conflict-free” status from an independent third party audit program.
Active	SORs that have started participating in an independent third party audit program
Not Active	SORs that have not begun participating in an independent third party audit program
    Based on our due diligence process, we have determined the following as the status of the SORs that were disclosed to us by our in-scope suppliers:

Status	Number of SORs	% of Total
Compliant	232	70%
Active	18	5%
Not Active	83	25%
Grand Total	333	100%
    We have also determined the percentages of SORs by metal type that are compliant with RMI protocols as follows:

Metal	% RMI Compliant SORs
Gold	59%
Tantalum	100%
Tin	69%
Tungsten	86%
    In addition, we have performed an analysis as to declarations of SORs that source from level 2 or level 3 RMI countries. Level 2 countries are countries where 3TG from conflict-affected and high-risk areas are known to transit and level 3 countries are countries where 3TG material is mined in the DRC and adjoining countries.
    We have determined that 47 SORs had sourced from level 2 or level 3 countries and, based on a detailed analysis, we have determined that:
• All 47 SORs are compliant with RMI protocols.
    Based on this analysis and representations from our suppliers, we have concluded that we do not have sufficient information to determine whether our supply chain is “DRC conflict-free.” However, we have not identified any known instances in which our products contained 3TG minerals sourced directly or indirectly from armed groups in the conflict regions of any Covered Countries. Based on guidance from the SEC’s staff, an independent private sector audit is accordingly not required to be conducted under Rule 13p-1 and therefore has not been conducted.
Future Due Diligence Efforts
    During the reporting period for the calendar year ending December 31, 2022, we will continue to engage in the activities described in this report in accordance with the OECD Due Diligence Guidance. Our intent is to move to a more conflict-free supply chain, and we will continue to contact SORs that have not yet received a “conflict-free” designation and request their participation in the RMAP or other independent third party audit program in order for them to obtain such a “conflict-free” designation.

APPENDIX A: Smelters and Refiners

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of May 6, 2022)	ID
Gold	Metal Concentrators SA (Pty) Ltd.*	CID003575
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CID003583
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	CID003582
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CID003609
Tin	CRM Synergies*	CID003524
Tin	Novosibirsk Processing Plant Ltd.*	CID001305
Tungsten	Masan High-Tech Materials*	CID002543
Gold	Singway Technology Co., Ltd.*	CID002516
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513
Tin	O.M. Manufacturing Philippines, Inc.*	CID002517
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622
Gold	Solar Applied Materials Technology Corp.*	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875
Gold	Shandong Gold Smelting Co., Ltd.*	CID001916
Gold	SungEel HiMetal Co., Ltd.*	CID002918
Gold	Eco-System Recycling Co., Ltd. North Plant*	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant*	CID003425
Tungsten	Lianyou Metals Co., Ltd.*	CID003407
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190
Tungsten	KGETS Co., Ltd.*	CID003388
Tin	PT Artha Cipta Langgeng*	CID001399
Tin	PT Babel Inti Perkasa*	CID001402
Tin	Estanho de Rondonia S.A.*	CID000448

Tungsten	Moliren Ltd.*	CID002845
Tungsten	ACL Metais Eireli*	CID002833
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	CID002834
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844
Tin	Ma'anshan Weitai Tin Co., Ltd.*	CID003379
Gold	Tokuriki Honten Co., Ltd.*	CID001938
Gold	Torecom*	CID001955
Gold	Umicore Precious Metals Thailand*	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980
Gold	Valcambi S.A.*	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030
Gold	Yokohama Metal Co., Ltd.*	CID002129
Gold	LT Metal Ltd.*	CID000689
Gold	DODUCO Contacts and Refining GmbH*	CID000362
Gold	Eco-System Recycling Co., Ltd. East Plant*	CID000425
Gold	Materion*	CID001113
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325
Gold	United Precious Metal Refining, Inc.*	CID001993
Gold	Marsam Metals*	CID002606
Tin	PT Prima Timah Utama*	CID001458
Tin	PT Sariwiguna Binasentosa*	CID001463
Tin	Dowa*	CID000402
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163
Tantalum	Mineracao Taboca S.A.*	CID001175

Tantalum	QuantumClean*	CID001508
Tin	PT Stanindo Inti Perkasa*	CID001468
Tin	PT Tinindo Inter Nusa*	CID001490
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319
Tantalum	Solikamsk Magnesium Works OAO*	CID001769
Tantalum	Taki Chemical Co., Ltd.*	CID001869
Tin	China Tin Group Co., Ltd.*	CID001070
Tin	EM Vinto*	CID000438
Tin	Fenix Metals*	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CID000555
Tin	PT Cipta Persada Mulia*	CID002696
Tin	PT Babel Surya Alam Lestari*	CID001406
Gold	Daye Non-Ferrous Metals Mining Ltd.*	CID000343
Gold	Al Etihad Gold Refinery DMCC*	CID002560
Tin	Luna Smelter, Ltd.*	CID003387
Gold	Advanced Chemical Company*	CID000015
Tungsten	Hubei Green Tungsten Co., Ltd.*	CID003417
Tin	PT ATD Makmur Mandiri Jaya*	CID002503
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228
Tungsten	Kennametal Huntsville*	CID000105
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082
Tin	PT Refined Bangka Tin*	CID001460
Tin	Rui Da Hung*	CID001539

Tin	Soft Metais Ltda.*	CID001758
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736
Tin	Mineracao Taboca S.A.*	CID001173
Tin	Minsur*	CID001182
Tin	Mitsubishi Materials Corporation*	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314
Tin	Operaciones Metalurgicas S.A.*	CID001337
Tin	PT Mitra Stania Prima*	CID001453
Tin	PT Timah Tbk Kundur*	CID001477
Tin	Metallic Resources, Inc.*	CID001142
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192
Tantalum	Telex Metals*	CID001891
Tantalum	Ulba Metallurgical Plant JSC*	CID001969
Tin	Resind Industria e Comercio Ltda.*	CID002706
Tantalum	Resind Industria e Comercio Ltda.*	CID002707
Tungsten	Hydrometallurg, JSC*	CID002649
Tin	PT Timah Tbk Mentok*	CID001482
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508
Tantalum	FIR Metals & Resource Ltd.*	CID002505
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277
Tantalum	D Block Metals, LLC*	CID002504
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769
Gold	Aida Chemical Industries Co., Ltd.*	CID000019
Gold	Agosi AG*	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CID001909
Tantalum	Global Advanced Metals Aizu*	CID002558
Tantalum	Global Advanced Metals Boyertown*	CID002557
Tantalum	TANIOBIS Co., Ltd.*	CID002544
Tantalum	TANIOBIS GmbH*	CID002545
Tantalum	H.C. Starck Inc.*	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.*	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	CID002550
Gold	Argor-Heraeus S.A.*	CID000077
Gold	Asahi Pretec Corp.*	CID000082
Gold	Aurubis AG*	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128
Gold	Boliden AB*	CID000157
Gold	C. Hafner GmbH + Co. KG*	CID000176
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185
Gold	Cendres + Metaux S.A.*	CID000189
Gold	Chimet S.p.A.*	CID000233
Gold	Chugai Mining*	CID000264
Gold	DSC (Do Sung Corporation)*	CID000359
Gold	Dowa*	CID000401

Gold	TOO Tau-Ken-Altyn*	CID002615
Tin	PT Menara Cipta Mulia*	CID002835
Tin	Thaisarco*	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CID002180
Tungsten	Japan New Metals Co., Ltd.*	CID000825
Tantalum	F&X Electro-Materials Ltd.*	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522
Tin	Alpha*	CID000292
Tin	Metallo Belgium N.V.*	CID002773
Gold	Heimerle + Meule GmbH*	CID000694
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707
Gold	Heraeus Germany GmbH Co. KG*	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807
Gold	Istanbul Gold Refinery*	CID000814
Gold	Japan Mint*	CID000823
Gold	SAFINA A.S.*	CID002290
Tungsten	JSC "Kirovgrad Hard Alloys Plant"*	CID003408
Tin	PT Rajawali Rimba Perkasa*	CID003381
Tin	Metallo Spain S.L.U.*	CID002774
Tin	Tin Technology & Refining*	CID003325
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	CID002542
Tantalum	KEMET de Mexico*	CID002539
Tungsten	Kennametal Fallon*	CID000966
Tungsten	A.L.M.T. Corp.*	CID000004
Tungsten	Global Tungsten & Powders Corp.*	CID000568
Gold	Jiangxi Copper Co., Ltd.*	CID000855
Gold	Asahi Refining USA Inc.*	CID000920

Gold	Asahi Refining Canada Ltd.*	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937
Gold	Kazzinc*	CID000957
Gold	Kennecott Utah Copper LLC*	CID000969
Tin	Magnu's Minerais Metais e Ligas Ltda.*	CID002468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CID003401
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320
Gold	Asaka Riken Co., Ltd.*	CID000090
Gold	LS-NIKKO Copper Inc.*	CID001078
Gold	Matsuda Sangyo Co., Ltd.*	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152
Gold	Metalor Technologies S.A.*	CID001153
Gold	Metalor USA Refining Corporation*	CID001157
Tantalum	AMG Brasil*	CID001076
Gold	Geib Refining Corporation*	CID002459
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CID002641
Gold	NH Recytech Company*	CID003189
Tin	PT Bangka Serumpun*	CID003205
Gold	Kojima Chemicals Co., Ltd.*	CID000981
Gold	Yamakin Co., Ltd.*	CID002100
Tin	Malaysia Smelting Corporation (MSC)*	CID001105
Gold	WIELAND Edelmetalle GmbH*	CID002778
Gold	REMONDIS PMR B.V.*	CID002582

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161
Gold	Mitsubishi Materials Corporation*	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220
Gold	Nihon Material Co., Ltd.*	CID001259
Tungsten	Unecha Refractory metals plant*	CID002724
Gold	SAAMP*	CID002761
Gold	L'Orfebre S.A.*	CID002762
Gold	8853 S.p.A.*	CID002763
Gold	Italpreziosi*	CID002765
Gold	Navoi Mining and Metallurgical Combinat*	CID001236
Tungsten	Cronimet Brasil Ltda*	CID003468
Gold	Samduck Precious Metals*	CID001555
Tantalum	NPM Silmet AS*	CID001200
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509
Gold	Emirates Gold DMCC*	CID002561
Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511
Tungsten	H.C. Starck Tungsten GmbH*	CID002541
Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502
Gold	PAMP S.A.*	CID001352
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397
Gold	PX Precinox S.A.*	CID001498
Gold	Rand Refinery (Pty) Ltd.*	CID001512
Gold	Royal Canadian Mint*	CID001534
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585
Gold	T.C.A S.p.A*	CID002580
Tungsten	Niagara Refining LLC*	CID002589
Gold	Korea Zinc Co., Ltd.*	CID002605

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CID002645
Gold	Bangalore Refinery*	CID002863
Gold	Safimet S.p.A*	CID002973
Gold	Planta Recuperadora de Metales SpA*	CID002919
Tungsten	OOO "Technolom" 2*	CID003612
Gold	WEEEREFINING*	CID003615
Tungsten	OOO "Technolom" 1*	CID003614
Gold	Sancus ZFS (L'Orfebre, SA)*	CID003529
Gold	Alexy Metals*	CID003500
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	CID003486
Tin	PT Bukit Timah*	CID001428
Gold	Augmont Enterprises Private Limited*	CID003461
Tin	Super Ligas*	CID002756
Tungsten	NPP Tyazhmetprom LLC*	CID003416
Tin	PT Mitra Sukses Globalindo*	CID003449
Tin	PT Aries Kencana Sejahtera*	CID000309
Tin	CV Venus Inti Perkasa*	CID002455
Gold	GGC Gujrat Gold Centre Pvt. Ltd.*	CID002852
Tin	PT Masbro Alam Stania*	CID003380
Gold	C.I Metales Procesados Industriales SAS*	CID003421
Tin	PT Timah Nusantara*	CID001486
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	CID003427
Tin	PT Sukses Inti Makmur*	CID002816
Gold	MD Overseas	CID003548
Gold	Sellem Industries Ltd.	CID003540
Gold	Metallix Refining Inc.	CID003557
Gold	Value Trading	CID003617
Tungsten	Artek LLC	CID003553
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	K.A. Rasmussen	CID003497
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Tin	PT Belitung Industri Sejahtera	CID001421
Gold	QG Refining, LLC	CID003324
Gold	AU Traders and Refiners	CID002850
Gold	Morris and Watson	CID002282
Gold	African Gold Refinery	CID003185
Gold	Gold Coast Refinery	CID003186
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Tin	VQB Mineral and Trading Group JSC	CID002015
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	Sovereign Metals	CID003383
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	Kaloti Precious Metals	CID002563
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Gold	Abington Reldan Metals, LLC	CID002708

Tin	Modeltech Sdn Bhd	CID002858
Gold	Caridad	CID000180
Gold	International Precious Metal Refiners	CID002562
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Modeltech Sdn Bhd	CID002857
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Sudan Gold Refinery	CID002567
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Gold	L'azurde Company For Jewelry	CID001032
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	Fujairah Gold FZC	CID002584
Tantalum	Exotech Inc.	CID000456
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Industrial Refining Company	CID002587
Gold	Shirpur Gold Refinery Ltd.	CID002588
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	PT Panca Mega Persada	CID001457
Gold	Kundan Care Products Ltd.	CID003463
Gold	JSC Novosibirsk Refinery	CID000493
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410

Gold	Sai Refinery	CID002853
Gold	JSC Uralelectromed	CID000929
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Gold	Pease & Curren	CID002872
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Kyrgyzaltyn JSC	CID001029
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Pongpipat Company Limited	CID003208
Tin	PT Tirus Putra Mandiri	CID002478
Tin	PT Tommy Utama	CID001493
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	JALAN & Company	CID002893
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Sabin Metal Corp.	CID001546
Gold	Samwon Metals Corp.	CID001562

This table lists all SORs provided to Arista Networks from surveyed in-scope suppliers. Companies with a “*” designation are either active or compliant SORs according to the RMAP.
Note: Based on our due diligence, the above SOR facilities process Conflict Minerals from one or more of the following countries of origin: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Mauritania, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, and Zimbabwe.